Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No.1 to Registration Statement No.333-137012 of our report dated August 9, 2006, relating to the financial statements of American Physicians Insurance Exchange as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas

October 16, 2006